EXHIBIT 99.1

                      EXPRESS SCRIPTS COMPLETES ACQUISITION
                          OF VALUERX FROM COLUMBIA/HCA

     ST. LOUIS, April 1, 1998--Express Scripts, Inc. (NASDAQ:ESRX) today announced that it has completed the acquisition of ValueRx from Columbia/HCA Healthcare Corporation approximately six weeks after signing the definitive acquisition agreement. The purchase makes Express Scripts the nation's largest pharmacy benefit manager not controlled by a drug manufacturer.

     "We are pleased that we have been able to move the acquisition of ValueRx forward expeditiously, putting Express Scripts on track to achieve the benefits we expect to gain from the combination," said Barrett Toan, the company's president and chief executive officer. "The retention of key ValueRx staff will enhance our ability to deliver the industry's leading consultative and clinical services.

     "This acquisition provides Express Scripts with additional resources and expertise, which will allow us to better serve our clients and competitively pursue new business in all segments of the market," he added. "We will identify and implement the best practices from both companies to benefit our customers and position us for future success."

     With the acquisition, Express Scripts' pharmacy network claims processed will increase by approximately 75 percent and mail service prescriptions processed annually will double. Combined revenues for the two companies in 1997 were more than $2.7 billion and total managed annual prescription drug spend was more than $4.0 billion.

     Of the approximate $445 million purchase price for ValueRx, Express Scripts paid roughly $100 million from its own funds and the remainder, plus acquisition costs, was financed through a five-year bank facility agented by Bankers Trust Company. As stated previously, the company anticipates that the combination will not be dilutive to earnings per share in 1998 and will be accretive to earnings per share in 1999.

     Express Scripts, Inc. is a leading specialty managed care company and one of the largest full-service pharmacy benefit management (PBM) companies in North America. The company serves thousands of clients that include health maintenance organizations (HMOs), health insurers, third-party administrators, employers and union sponsored benefit plans. The company is independent of pharmaceutical manufacturer ownership. Express Scripts' PBM services are provided through more than 50,000 retail pharmacies, representing more than 98 percent of all U.S. retail pharmacies, and two mail service centers. The company provides a full range of PBM services, including network claims processing, mail order processing, benefit design consultation, drug utilization review and formulary management. The company also provides disease management programs, informed decision counseling services, medical and drug data analysis services, and infusion therapy services. Express Scripts is headquartered in St. Louis. More information can be found on the company's Web site at HTTP://WWW.EXPRESS-SCRIPTS.COM.

     THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS, INCLUDING, BUT NOT LIMITED TO, STATEMENTS RELATED TO THE COMPANY'S PLANS, OBJECTIVES, EXPECTATIONS (FINANCIAL AND OTHERWISE), OR INTENTIONS. THESE STATEMENTS INVOLVE RISKS AND UNCERTAINTIES THAT MAY CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER SIGNIFICANTLY FROM THOSE PROJECTED OR SUGGESTED. FACTORS THAT MAY IMPACT THESE FORWARD-LOOKING STATEMENTS INCLUDE: RISKS ASSOCIATED WITH THE CONSUMMATION OF ACQUISITIONS, INCLUDING THE ABILITY TO SUCCESSFULLY INTEGRATE THE OPERATIONS OF ACQUIRED BUSINESSES WITH THE EXISTING OPERATIONS OF THE COMPANY, LOSS OF CLIENTS IN THE TRANSITION PROCESS AND RISKS INHERENT IN THE ACQUIRED ENTITIES' OPERATIONS; LOWER THAN EXPECTED SALES AND REVENUE GROWTH; HEIGHTENED COMPETITION; CHANGES IN PRICING OR DISCOUNT PRACTICES OF PHARMACEUTICAL MANUFACTURERS; THE ABILITY OF THE COMPANY TO CONSUMMATE CONTRACT NEGOTIATIONS WITH PROSPECTIVE CLIENTS; COMPETITION IN THE BIDDING OF PROPOSAL PROCESS; ADVERSE RESULTS IN CERTAIN LITIGATION AND REGULATORY MATTERS; THE ADOPTION OF ADVERSE LEGISLATION OR A CHANGE IN THE INTERPRETATION OF EXISTING LEGISLATION OR REGULATIONS; RISKS ASSOCIATED WITH THE DEVELOPMENT OF NEW PRODUCTS; AND OTHER RISKS DESCRIBED FROM TIME TO TIME IN THE COMPANY'S PUBLIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.